UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a), (b) and (c) Not applicable.

(d) On February 26, 2009, the Board of Directors of the Company unanimously voted to voluntarily delist its common stock, par value $0.01 per share (the “Common Stock”), from trading on The NASDAQ Capital Market and to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has notified The NASDAQ Stock Market LLC (the “NASDAQ”) of its intent to voluntarily delist its Common Stock from trading on The NASDAQ Capital Market. The Company has determined that it is necessary to take these steps in order to preserve the Company’s limited remaining financial resources for the operation of the Company’s business.

As previously announced, the Company is currently not in compliance with certain NASDAQ continued listing standards. The Company is not in compliance with the $1.00 per share minimum bid price requirement set forth in NASDAQ Marketplace Rule 4310(c)(4).

The Company anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting of its Common Stock from The NASDAQ Capital Market on or about March 9, 2009, and that the delisting will be effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its securities on The NASDAQ Capital Market will be on or about March 18, 2009. Following the delisting, the Company plans to file a Form 15 to deregister its Common Stock under the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration will become effective 90 days after the date of filing of the Form 15 with the SEC.

The Company anticipates that following the delisting, its Common Stock may be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s stock. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium. Accordingly, stockholders’ ability to effectuate trades in the Company’s Common Stock following the delisting is likely to be materially adversely impacted.

A copy of the press release announcing the Company’s intention to delist its Common Stock from trading on The NASDAQ Capital Market is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (c), (d), (e) and (f) Not applicable.

(b) On February 27, 2009, the Company also announced that R. John Fletcher, Irwin Lerner, Joseph M. Limber and Robert G. Savage have resigned from the Company’s Board of Directors, effective on February 26, 2009, as part of the Company’s cost-reduction measures in order to preserve available cash for the operation of its business. A copy of the press release announcing the departures is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

99.1	Press release of the Company, dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: March 4, 2009	By:	/S/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated February 27, 2009.